Exhibit 10.8
Chime Financial, Inc.
Bonus Plan
As a regular (exempt or non-exempt), full-time, employee of Chime Financial, Inc. (“Chime” or the “Company”) you are eligible to participate in Chime’s Bonus Plan (this “Plan” or the “Bonus Plan”). This Plan is designed to be an incentive to encourage you to achieve annual Company financial goals and individual performance goals. The bonus for a particular year is planned to be paid in Q1 following the bonus year.
The Plan
There are two conditions (“Conditions”) for the Bonus Plan to be funded:
1.    Chime should have met its annual financial goals, as determined by the Company (“Performance Targets”); and
2.    The Board of Directors or a committee thereof (the “Board”), in its sole discretion, must certify the achievement of the Company’s Performance Targets.
Without limiting the foregoing, the Board may adjust the Company’s Performance Targets to the extent it determines it necessary or appropriate to reflect extraordinary, unusual or non-recurring items, effects of accounting changes, effects of currency fluctuations, effects of financing activities, expenses for restructuring, productivity initiatives or new business initiatives, non-operating items, acquisition expenses and effects of divestitures.
The Executive Committee (“Management”) will, in its sole discretion, determine whether Chime has met the Company Performance Targets, and the Board, or a committee thereof, must certify the achievement of the Company Performance Targets. The Board’s or its committee’s certification will be final and binding.
If each of the two Conditions are satisfied, then the Bonus Plan will be funded and Chime may provide bonuses to eligible employees who:
1.    Are employed at Chime on or before September 30 of the bonus year; and
2.    Are employed at Chime on the day the bonus is paid (expected to be on or around March 15 following the end of the bonus year or as soon as reasonably practicable).
The Bonus Plan will be funded based on the Company’s overall achievement of the Performance Targets. If Chime fails to meet the Company Performance Targets and the Conditions are not met, there may be no bonus or the Bonus Plan may be funded at lower than 100%.
Your Individual Performance
Your bonus target percentage is dependent on your role and level. Your potential annual bonus amount will be tied to your bonus target percentage and adjusted based on your individual performance rating at the discretion of your manager. Please see Workday for your current bonus target percentage.
While the Bonus Plan will be funded based on the Company’s performance, it will be allocated based on individual performance. Your bonus will be allocated based on your individual performance during the bonus year. As such, your actual bonus payout may be higher or lower than your target bonus, or zero, based on your individual performance rating.
Management will, in its sole discretion, determine (1) whether you have met your individual performance goals and (2) your individual performance rating. Management’s determination will be final and binding.
Eligibility and Proration
All regular, full-time (exempt and non-exempt) Chime employees employed on or before September 30 of the bonus year are eligible to participate in the Bonus Plan. An employee will still be eligible to participate in the Plan if they are out on a protected leave of absence (parental, medical leave, etc.) during the bonus year. For the avoidance of doubt, an employee who is out on an unpaid and unprotected leave (“Unprotected Leave”) will not be eligible to participate in the Plan while on leave and such employee’s bonus will be prorated based on the time spent on Unprotected Leave. If an employee is promoted into a higher bonus percentage level during the applicable Plan period, such employee will receive a pro rata adjustment to their bonus reflecting the proportion of the year spent in each level. Employees who reduce their hours (i.e., drop to a part-time status during bonus year) will be eligible to receive a pro rata bonus reflecting the proportion of the year spent in a full-time status, and subject to all other conditions being met. Employees who were hired on or before September 30 of the bonus year but have been employed by the Company for less than 12 months as of February 01 following the applicable bonus year will be eligible to receive a pro rata bonus based on hire date, subject to all other conditions being met.
Miscellaneous
Chime has the sole discretion to determine all aspects of the Plan, including but not limited to eligibility, targets, whether and to what extent Chime has met the Company Performance Targets, individual performance ratings, individual bonus allocations, payment amounts and timing for such payments. The Company in its sole discretion may amend and/or cancel the Bonus Plan at any time for any reason.
Payment of the bonus in any given year will not entitle you to the bonus in subsequent years.
In the event of any dispute over the interpretation of the Bonus Plan, the Board, or a committee thereof, will be the final arbiter. Any disputes arising under the Bonus Plan will be resolved pursuant to the resolution process set forth in the Arbitration Agreement between you and Chime.
This Plan does not alter your status as an at-will employee.
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